EXHIBIT 10.52


                           Oasis Information Exchange


                        CONTENT PROVIDER SALES AGREEMENT


           This Agreement ("Agreement") made and entered into this 19th day of September 2000 by and between Oasis Information Exchange (Oasis), an operating division of Surgical Safety Products, Inc. (SURG), a New York Corporation and Haemacure Corporation ("Content Provider").

           In consideration of the mutual promises herein contained, the parties hereto agree as follows:


     1) Services. Content Provider hereby purchases and Oasis hereby sells the services described on Exhibit A attached hereto (the "Services").


     2) Term. This Agreement shall commence on 9/19/2000 and shall continue for one year thereafter.


     3) Content Provider Fees. Content Provider shall pay Oasis in advance for the Services described on Exhibit A attached hereto.


     4) Additional Terms. Additional terms, if any, to this Agreement are set forth on Exhibit A attached hereto.


     5) Termination. This Agreement may be terminated by a party if: (1) the other party has breached a covenant or obligation of this Agreement and such breach remains uncured for five (5) days after written notice thereof is sent to the breaching party; or (2) the other party ceases to conduct business; or (3) should sufficient sponsorships not be obtained.


     6) Relationship of the Parties. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Neither party shall act or represent itself or suffer or allow anyone else to hold themselves out as an agent or employee of the other party. Neither party shall have authority, express or implied, to make any representations or statements on behalf of the other party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.


     7) Compliance with Laws and Regulations. Content Provider shall be solely responsible for compliance with all laws and regulations governing products offered or sold through Oasis.


     8) Warranties and Representations. Oasis warrants that the services performed by Oasis shall be in conformity with the specifications thereof under this Agreement. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN, OASIS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


     9) Limitation of Liability. IN NO EVENT SHALL OASIS BE LIABLE TO CONTENT PROVIDER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL



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     DAMAGES OR LOST PROFITS  ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE
     PERFORMANCE OR BREACH THEREOF, EVEN IF OASIS HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. OASIS'S LIABILITY TO CONTENT PROVIDER UNDER THIS AGREEMENT, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID TO OASIS BY CONTENT PROVIDER UNDER THIS AGREEMENT.


     10) Indemnification. Content Provider shall indemnify, defend, and hold harmless Oasis, its officers, directors, employees, and agents, and their successors, heirs, and assigns, from and against any and all loss, claims, suits, costs, expenses, liabilities, personal or consequential damages, proceedings, and causes of action arising out of or connected with (i) Content Provider's breach of this Agreement; and (ii) the use and operation of any Products offered on Oasis pursuant to this Agreement.


     11) Assignment. Either party shall not assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to any entity resulting from the merger or consolidation of such party, to any entity, which is wholly or partly owned by such party or its parent entity, or to any affiliate of such party without the prior written consent of the other party. The assignee shall give thirty (30) days prior written notice of such assignment to the other party. Any assignment in violation of this provision shall have no force or effect.


     12) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


     13) Notices. All notices, demands, requests and other communication required or permitted hereunder shall be in writing, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section, and shall be delivered by registered or certified mail or personal service.


     14) Integration/Modification. This Agreement constitutes the complete and final expression of the agreement of the parties and supersedes all previous contracts, agreements and understandings of the parties, either oral or written, relating to the services under this Agreement. This Agreement cannot be modified except by an instrument in writing executed by the party against whom enforcement of the modification is sought.


     15) Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.





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           NOW THEREFORE, the parties have entered into this Agreement as of the first day written above.


Oasis Information Exchange                    Content Provider

By:                                           By: /s/ Waldron Palmer

Print:                                        Print:  Waldron Palmer
As Its:                                       As Its:  Vp of Sales, Marketing
                                              and Business Development






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EXHIBIT A

                    SERVICES, FINANCIAL COMMITMENT AND TERMS

CD-ROM PROMOTION
This non-exclusive promotional package is for twelve months commencing with the distribution of approximately 100,000 CD-ROMS promoting OasisOR.com and Content Providers in the December 2000 AORN Journal and additional direct mailings.

TOTAL PACKAGE FEES
The total discounted fee due for this special promotional package is $15,000 USD paid on or before October 15, 2000. These fees are for Promotional, Educational and Research services and are available as a package promotion only. In the event this program, or one substantially similar to this program is extended beyond one-year, Content Provider may elect to participate on a right of first refusal basis.

PROMOTIONAL CONSIDERATION
PACKAGING: Content Provider will receive logo recognition on packaging and/or liner notes for at least 100,000 CD-ROMs targeted towards, but not limited to, nurses and doctors in the perioperative environment.
LABELING: Content Provider will receive text recognition on the actual CD-ROM label for the afore mentioned 100,000 CD-ROMs targeted towards, but not limited to, nurses and doctors in the perioperative environment.
DISPLAY ADVERTISING: Content Provider will receive recognition in display advertisements to appear in at least ten monthly issues of the AORN Journal. ADDITIONAL CD-ROMS: Content Provider will receive 500 additional copies of the OasisOR.com CD-ROM for distribution to its customers in any manner deemed appropriate. URL LINK: Content Provider may elect to allow an Internet link from the OasisOR.com application directly to Content Provider or other approved corporate web site.

EDUCATIONAL PARTICIPATION
TRAINLETS: Under this agreement, Content Provider may submit content for 6 Trainlets. At its discretion, Content Provider may elect to provide content for additional Trainlets for an additional production fee of $1,500 USD per Trainlet. Content Provider and Oasis will approve the final form and design of these modules. These modules will reside on the OasisOR.com data center for access from anywhere within the Oasis network as well as from within any other web initiative so designated by Content Provider or the Oasis Information Exchange.

Collection of the content for constructing the Trainlets will begin immediately upon the signing of this agreement. All content material must be submitted to Oasis within 30 days of the signing of this agreement. In the event that collection of content exceeds 30 days, then Content Provider material may not be included in the initial launch of OasisOR.com.




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RESEARCH OPPORTUNITIES
VIRTUAL SURVEYS: Content Provider may elect to utilize a virtual-survey research tool allowing Content Provider to send electronic surveys directly to specific healthcare workers or groups of healthcare workers. This fee will be paid for on a transactional basis for answered surveys. A virtual survey may be released any time during this one-year agreement. The survey fee is $5.00 per returned survey, is not included in the package fee stated above, and will be billed on a monthly basis.


TRAINLET FEEDBACK: Content Provider may elect to utilize the feedback feature within the Oasis trainlet. This fee will be paid for on a transactional basis for answered surveys. Should Content Provider exercise this option a $5.00 per returned feedback form would be charged. Feedback fees are not included in the package fee stated above and will be billed on a monthly basis.